EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors Webster Financial Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-37530, 333-88021, 333-48548, 333-87508, 333-107263, 333-104871, 333-122344, 333-137951, and 333-132068) on Forms S-8 and the registration statements (Nos. 33-63967, 333-47269, 333-37714, 333-81563, 333-58965, 333-71707, 333-67074, 333-60656, 333-100846, 333-112566 and 333-114091) on Forms S-3 of Webster Financial Corporation of our reports dated February 27, 2007, with respect to (i) the Consolidated Statements of Condition of Webster Financial Corporation and subsidiaries as of December 31, 2006 and 2005, and the related Consolidated Statements of Income, Comprehensive Income, Shareholders’ Equity, and Cash Flows for each of the years in the three-year period ended December 31, 2006 and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Webster Financial Corporation.

/s/ KPMG LLP

Hartford, Connecticut
February 27, 2007

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